Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS; AND PROVIDES GUIDANCE

Company also says it will change its fiscal year-end from April 30th to December 31st to better align its business cycle to its fiscal year.

RUTLAND, VERMONT (June 25, 2013) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the quarter and fiscal year ended April 30, 2014. The company also announced its plan to change to a December 31st fiscal year-end, and shared guidance for the 8-month transition period ending December 31, 2014, and its 12-month fiscal year ending December 31, 2015.

Fourth Quarter and Fiscal Year 2014 Financial Highlights

•	Revenue growth for the current quarter was $10.2 million, or 9.4 percent, from the same quarter last year. For fiscal year 2014, revenue growth was $42.3 million, or 9.3 percent, from the same period last year.

•	Overall solid waste pricing growth for the fourth quarter was 0.5 percent, primarily driven by positive collection pricing growth of 1.5 percent as a percentage of collection revenues.

•	Adjusted EBITDA* was $19.0 million for the current quarter, down $0.4 million from the same quarter last year. For fiscal year 2014, Adjusted EBITDA was $95.1 million, up $7.3 million from the same period last year.

•	Free Cash Flow* for fiscal year 2014, was $1.3 million, up $13.5 million from the same period last year.

“We made excellent progress against our long-term goals during the fiscal year,” said John W. Casella, chairman and CEO of Casella Waste Systems, said. “We delivered on each of our major strategic priorities – getting additional volumes into our landfills, improving collection route profitability, furthering our long-term Eastern region strategy to improve our business positioning and margins, and driving high-return revenue growth through our customer solutions offerings. As a result, Adjusted EBITDA and Free Cash flow were both up significantly year-over-year.”

“While we’re happy with our progress, we still have quite a bit of work to do as a team over the next few years to drive higher cash flows and returns for our investors,” Casella said.

For the current quarter, revenues were $118.9 million, up $10.2 million, or 9.4 percent, from the same quarter last year, with revenue growth mainly driven by higher solid waste volumes, higher solid waste collection pricing, customer solutions growth, and acquisition activity. Overall solid waste pricing growth of 0.5 percent was primarily driven by residential and commercial pricing growth of 2.2 percent as a percentage of segment revenues.

Operating loss was ($6.0) million for the current quarter, compared to operating income of $2.1 million from the same quarter last year. The current quarter includes a $7.5 million non-cash asset impairment charge related to the shutdown of the C.A.R.E.S water treatment facility in early May 2014, $0.4 million of severance and reorganization costs, and a $1.1 million non-cash gain on the settlement of contingent consideration related to the acquisition of an industrial services company in September 2013.

By comparison, the quarter ended April 30, 2013, included $0.2 million of severance and reorganization costs related to the sale of the Maine Energy Recovery Company, LP facility and other realignment activities, $0.4 million of expenses related to the divestiture of Maine Energy and the acquisition of Bestway Disposal Services and Blow Brothers Inc, $0.7 million of legal expenses related to the settlement of the New York State income tax matter, and a $0.4 million reversal of a previously estimated loss on the divestiture of Maine Energy.

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Excluding these charges, Adjusted Operating Income* in the current quarter was $0.8 million, down $2.3 million from same quarter last year.

The company’s net loss attributable to common stockholders was ($11.8) million, or ($0.30) per share for the current quarter, compared to ($13.4) million, or ($0.34) per share for the same quarter last year. In addition to the unusual items identified above, the quarter last year included a $3.7 million loss from discontinued operations related to the disposal of the company’s only construction and demolition processing business.

For fiscal year 2014, revenues were $497.6 million, up $42.3 million, or 9.3 percent, from the same period last year. Operating income was $11.9 million for fiscal year 2014, down $0.5 million from the same period last year. Adjusted Operating Income* was $20.8 million for fiscal year 2014, up $2.6 million from the same period last year. The company’s net loss attributable to common stockholders was ($23.1) million, or ($0.58) per share for fiscal year 2014, compared to ($54.1) million, or ($1.59) per share for the same period last year. Adjusted EBITDA* was $95.1 million for fiscal year 2014, up $7.3 million from the same period last year.

Company Plans to Change Fiscal Year to Calendar Year End

“We got off to a great start in the first seven months of fiscal year 2014, but experienced challenging operating conditions due to severe winter weather in our third and fourth quarters,” Casella said. “An extended winter, and subsequently delayed spring, pushed our seasonal upswing into mid-April, and caused several jobs to move into next fiscal year.”

“The challenges we had this winter, and the unpredictability of our seasonal upswing, illuminated the need for us to adjust our fiscal year to better align it with our business cycle,” Casella said. “Putting our seasonally weak period at the beginning of our fiscal year gives us flexibility to better manage our business in a number of areas from costs to capital expenditures, and allows us more runway to make adjustments through the fiscal year.”

The company said that it is implementing a plan to change its fiscal year end from April 30th to December 31st, effective January 1, 2015. Under this change, the company will report an 8-month transition period ending December 31, 2014, and then subsequently its full fiscal year ending December 31, 2015. During the 8-month transition period, the company will report for the quarters ending July 31, 2014 and October 31, 2014.

Outlook

“Our plan for the 8-month transition period and the 12 months ended December 31, 2015, assumes that economic activity in the northeast remains flat, with limited GDP growth, and no major market changes.”

The company provided guidance for its 8-month transition period, which began May 1, 2014 and ends on December 31, 2014, by estimating results in the following ranges:

•	Revenues between $356.0 million and $366.0 million (representing growth of 4.7 percent to 7.6 percent), as compared to $340.1 million for the 8-month period ended December 31, 2013;

•	Adjusted EBITDA* between $71.0.0 million and $75.0 million, as compared to $72.1 million for the 8-month period ended December 31, 2013;

•	Capital Expenditures of approximately $50.0 million (including roughly $13.0 million of capital associated with new contracts and infrastructure development), payments on operating leases of roughly $5.0 million, and capping, closure and environmental remediation payments of roughly $9.0 million.

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The company provided the following assumptions that are built into its 8 month transition period outlook:

•	No material changes in the regional economy from fiscal year 2014.

•	In the solid waste business, revenue growth of between 3.0 percent and 5.0 percent, with price growth from 1.0 percent to 2.0 percent; volumes growth from 1.0 percent to 2.0 percent; and the roll-over impact of acquisitions contributing roughly 1.0 percent. We are estimating that landfill volumes increase by approximately 150,000 tons.

•	In the recycling business, overall revenue declines of between 2.5 percent and 7.5 percent, driven by lower commodity price and volumes.

•	In the Other segment, revenue growth of between 20.0 percent and 25.0 percent, principally due to growth in the Customer Solutions group.

•	No acquisitions beyond the above-mentioned roll-over impact of the acquisitions completed during fiscal year 2014 are included.

In addition, the company provided guidance for its next full fiscal year, which will run from January 1, 2015 through December 31, 2015, by estimating results in the following ranges:

•	Revenues between $520.0 million and $530.0 million;

•	Adjusted EBITDA* between $103.0 million and $107.0 million; and

•	Free Cash Flow* between $14.0 million and $18.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance

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using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, June 26, 2014 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 60192807) until 11:59 p.m. ET on Thursday, July 3, 2014.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2013.

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We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)

Revenues	$118,927	$108,694	$497,633	$455,335

Operating expenses:
Cost of operations	88,028	78,147	354,592	323,014
General and administration	15,000	14,804	61,865	58,205
Depreciation and amortization	15,078	13,332	60,339	56,576
Asset impairment charge	7,455	—	7,455	—
Severance and reorganization costs	426	246	586	3,709
Expense from divestiture, acquisition and financing costs	18	408	144	1,410
Environmental remediation charge	—	—	400	—
Development project charge	(47)	—	1,394	—
Gain on settlement of acquisition related contingent consideration	(1,058)	—	(1,058)	—
Reversal of loss on divestiture	—	(353)	—	—

	124,900	106,584	485,717	442,914

Operating (loss) income	(5,973)	2,110	11,916	12,421

Other expense/(income), net:
Interest expense, net	9,523	9,081	37,863	41,429
(Gain) loss from equity method investments	(62)	1,131	936	4,441
Gain on sale of equity method investment	—	—	(593)	—
Loss on derivative instruments	72	640	280	4,512
Loss on debt extinguishment	—	—	—	15,584
Other income	(397)	(298)	(1,059)	(1,036)

Other expense, net	9,136	10,554	37,427	64,930

Loss from continuing operations before income taxes and discontinued operations	(15,109)	(8,444)	(25,511)	(52,509)
Provision (benefit) for income taxes	524	1,373	1,799	(2,526)

Loss from continuing operations before discontinued operations	(15,633)	(9,817)	(27,310)	(49,983)

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes (1)	—	(3,700)	284	(4,480)
Loss on disposal of discontinued operations, net of income taxes (1)	—	—	(378)	—

Net loss	(15,633)	(13,517)	(27,404)	(54,463)

Less: Net loss attributable to noncontrolling interests	(3,818)	(120)	(4,309)	(321)

Net loss attributable to common stockholders	$(11,815)	$(13,397)	$(23,095)	$(54,142)

Weighted average common shares outstanding	39,916	39,515	39,820	34,015

Net loss per common share	$(0.30)	$(0.34)	$(0.58)	$(1.59)

Adjusted EBITDA (2)	$19,038	$19,355	$95,109	$87,842

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30,	April 30,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,464	$1,755
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	52,603	48,689
Other current assets	15,662	14,025

Total current assets	70,805	64,545

Property, plant and equipment, net of accumulated depreciation and amortization	403,424	422,502
Goodwill	119,139	115,928
Intangible assets, net	13,420	11,674
Restricted assets	681	545
Notes receivable - related party	—	147
Investments in unconsolidated entities	16,752	20,252
Other non-current assets	25,676	27,526

Total assets	$649,897	$663,119

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$885	$1,218
Accounts payable	51,788	51,974
Other accrued liabilities	37,073	34,906

Total current liabilities	89,746	88,098

Long-term debt and capital leases, less current maturities	507,134	494,987
Other long-term liabilities	61,554	64,583

Total stockholders’ (deficit) equity	(8,537)	15,451

Total liabilities and stockholders’ (deficit) equity	$649,897	$663,119

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended
	April 30,	April 30,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(27,404)	$(54,463)
(Income) loss from discontinued operations, net	(284)	4,480
Loss on disposal of discontinued operations, net	378	—
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of property and equipment	(840)	(407)
Depreciation and amortization	60,339	56,576
Depletion of landfill operating lease obligations	9,948	9,372
Interest accretion on landfill and environmental remediation liabilities	3,985	3,675
Asset impairment charge	7,455	—
Development project charge	1,394	—
Gain on settlement of acquisition related contingent consideration	(1,058)	—
Amortization of discount on senior subordinated notes and second lien notes	243	626
Loss from equity method investments	936	4,441
Gain on sale of equity method investment	(593)	—
Loss on derivative instruments	280	4,512
Loss on debt extinguishment	—	15,584
Stock-based compensation expense and related severance expense	2,404	2,516
Excess tax benefit on the vesting of share based awards	—	(96)
Deferred income taxes	1,579	(3,543)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(9,120)	633

Net Cash Provided by Operating Activities	49,642	43,906

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(8,305)	(25,225)
Acquisition related additions to property, plant and equipment	(2,633)	(1,746)
Additions to property, plant and equipment	(43,326)	(53,281)
Payments on landfill operating lease contracts	(6,505)	(6,261)
Payment for capital related to divestiture	—	(618)
Investments in unconsolidated entities	(2,107)	(3,207)
Proceeds from sale of equity method investment	3,442	—
Proceeds from sale of property and equipment	1,524	883

Net Cash Used In Investing Activities	(57,910)	(89,455)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	161,650	376,346
Principal payments on long-term debt	(152,380)	(360,858)
Payment of tender premium and costs on second lien notes	—	(10,743)
Payments of financing costs	(405)	(4,609)
Net proceeds from the sale of Class A common stock	—	42,184
Proceeds from the exercise of share based awards	143	—
Excess tax benefit on the vesting of share based awards	—	96
Contributions from noncontrolling interest holders	—	2,531

Net Cash Provided By Financing Activities	9,008	44,947

Net Cash Used In Discontinued Operations	(31)	(2,177)

Net increase (decrease) in cash and cash equivalents	709	(2,779)
Cash and cash equivalents, beginning of period	1,755	4,534

Cash and cash equivalents, end of period	$2,464	$1,755

Supplemental Disclosures:
Cash interest	$35,162	$41,348
Cash income taxes, net of refunds	$532	$(253)
Property, plant and equipment acquired through lease obligations	$2,301	$—

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1:	Discontinued Operations

In the fourth quarter of fiscal year 2013, we initiated a plan to dispose of KTI BioFuels, Inc. (“BioFuels”), a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with BioFuels were classified as held-for-sale and the results of operations were recorded as loss from discontinued operations. Assets of the disposal group previously classified as held-for-sale, and included in discontinued operations as of April 30, 2013, include certain inventory along with plant and equipment. In the first quarter of fiscal year 2014, we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of BioFuels, which was located in our Eastern region, to ReEnergy. We agreed to sell the BioFuels assets for undiscounted purchase consideration of $2,000, which is being paid to us in equal quarterly installments over five years commencing November 1, 2013, subject to the terms of the purchase and sale agreement. We recognized a $378 loss on disposal of discontinued operations in the first quarter of fiscal year 2014 associated with the disposition.

The operating results of these operations, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements. Revenues and loss before income taxes attributable to discontinued operations for fiscal year 2014, 2013 and 2012, respectively, are as follows:

	Fiscal Year Ended April 30,
	2014	2013	2012
Revenues	$3,316	$12,033	$12,865
Income (loss) before income taxes	$284	$(4,480)	$(1,025)

Note 2:	Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on settlement of acquisition related contingent consideration, as well as losses on divestiture (Adjusted EBITDA), which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on settlement of acquisition related contingent consideration, as well as losses on divestiture (Adjusted Operating Income), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from noncontrolling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013

Net Loss	$(15,633)	$(13,517)	$(27,404)	$(54,463)
Loss (income) from discontinued operations, net	—	3,700	(284)	4,480
Loss on disposal of discontinued operations, net	—	—	378	—
Provision (benefit) for income taxes	524	1,373	1,799	(2,526)
Other (income) expense, net	(387)	1,473	(436)	23,501
Interest expense, net	9,523	9,081	37,863	41,429
Expense from divestiture, acquisition and financing costs	18	408	144	1,410
Depreciation and amortization	15,078	13,332	60,339	56,576
Severance and reorganization costs	426	246	586	3,709
Tax settlement costs	—	679	—	679
Environmental remediation charge	—	—	400	—
Reversal of loss on divestiture	—	(353)	—	—
Asset impairment charge	7,455	—	7,455	—
Gain on settlement of acquisition related contingent consideration	(1,058)	—	(1,058)	—
Development project charge	(47)	—	1,394	—
Depletion of landfill operating lease obligations	2,238	2,014	9,948	9,372
Interest accretion on landfill and environmental remediation liabilities	901	919	3,985	3,675

Adjusted EBITDA (2)	$19,038	$19,355	$95,109	$87,842
Depreciation and amortization	(15,078)	(13,332)	(60,339)	(56,576)
Depletion of landfill operating lease obligations	(2,238)	(2,014)	(9,948)	(9,372)
Interest accretion on landfill and environmental remediation liabilities	(901)	(919)	(3,985)	(3,675)

Adjusted Operating Income (2)	$821	$3,090	$20,837	$18,219

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013
Net Cash Provided by Operating Activities	$11,964	$12,735	$49,642	$43,906
Capital expenditures	(9,095)	(10,493)	(43,326)	(53,281)
Payments on landfill operating lease contracts	(453)	(535)	(6,505)	(6,261)
Proceeds from sale of property and equipment	276	102	1,524	883
Contributions from noncontrolling interest holders	—	1,336	—	2,531

Free Cash Flow (2)	$2,692	$3,145	$1,335	$(12,222)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and twelve months ended April 30, 2014 and 2013 are as follows:

	Three Months Ended April 30,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$53,921	45.3%	$51,848	47.7%
Disposal	27,374	23.0%	24,481	22.5%
Power generation	2,699	2.3%	2,498	2.3%
Processing	1,683	1.4%	1,751	1.6%

Solid waste operations	85,677	72.0%	80,578	74.1%
Organics	9,701	8.2%	9,358	8.6%
Customer solutions	12,574	10.6%	8,159	7.5%
Recycling	10,975	9.2%	10,599	9.8%

Total revenues	$118,927	100.0%	$108,694	100.0%

	Fiscal Year Ended April 30,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$225,441	45.3%	$208,973	45.9%
Disposal	128,778	25.9%	115,049	25.3%
Power generation	9,512	1.9%	11,354	2.4%
Processing	8,852	1.8%	6,901	1.5%

Solid waste operations	372,583	74.9%	342,277	75.1%
Organics	37,829	7.6%	35,330	7.8%
Customer solutions	43,396	8.7%	35,455	7.8%
Recycling	43,825	8.8%	42,273	9.3%

Total revenues	$497,633	100.0%	$455,335	100.0%

Components of revenue growth for the three months ended April 30, 2014 compared to the three months ended April 30, 2013 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$787	1.5%	1.0%	0.7%
Disposal	(358)	-1.5%	-0.5%	-0.3%

Solid Waste Yield	429		0.5%	0.4%

Collection	758		0.9%	0.7%
Disposal	2,226		2.8%	2.1%
Processing	139		0.2%	0.1%

Solid Waste Volume	3,123		3.9%	2.9%

Fuel surcharge	(19)		0.0%	0.0%
Commodity price & volume	13		0.0%	0.0%
Acquisitions, net divestitures	1,554		1.9%	1.4%

Total Solid Waste	5,099		6.3%	4.7%

Organics	343			0.3%

Customer Solutions	4,415			4.1%

			% of Recycling Operations
Recycling Operations:
Commodity price	34		0.3%	0.0%
Commodity volume	33		0.4%	0.0%
Commodity acquisition	309		2.9%	0.3%

Total Recycling	376		3.6%	0.3%

Total Company	$10,233			9.4%

Solid Waste Internalization Rates by Region:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2014	2013	2014	2013
Eastern region	51.6%	55.8%	52.1%	54.3%
Western region	76.2%	72.5%	75.2%	73.3%
Solid waste internalization	63.6%	64.2%	63.6%	64.5%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Components of Capital Expenditures (1):

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2014	2013	2014	2013

Landfill development	$4,171	$5,696	$21,252	$27,310
Vehicles, machinery, equipment and containers	4,057	2,513	17,353	13,938
Facilities	628	2,260	3,694	11,609
Other	239	24	1,027	424

Total Capital Expenditures	9,095	10,493	43,326	53,281

(1)	Does not include acquisition related capital expenditures, which are defined as costs of equipment added directly as a result of new business growth related to an acquisition.